UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2026

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive officers)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement

On January 8, 2026, Canopy Growth Corporation (the “Company”) entered into a Loan and Guaranty Agreement (the “Loan Agreement”), by and among the Company, as a borrower, certain subsidiaries of the Company party thereto, as borrowers and/or guarantors, the parties identified therein as lenders (the “Lenders”), and JGB Collateral LLC, as administrative and collateral agent (the “Agent”), pursuant to which, among other things, the Lenders advanced US$150,000,000 pursuant to a senior secured loan in the aggregate principal amount of US$162,115,000 (collectively, the “Loans” and such transaction, the “Loan Transaction”). The Loans were funded on January 8, 2026 (the “Loan Closing Date”) with an original issue discount of US$12,115,000. The Loans will mature on the earlier of (i) January 31, 2031, and (ii) the date that is 120 days prior to the maturity date of the Convertible Debentures (as defined below).

The outstanding principal amount of the Loans will bear interest at an annual rate equal to the applicable Term SOFR rate (subject to a minimum floor of 3.25%) plus 6.25%. Interest on the Loans will be paid monthly in arrears in cash. Following the first anniversary of the first interest payment date, each Lender will have the option to require the borrowers to repay such Lender its pro rata share of up to US$3,000,000 of principal per calendar month on each payment date thereafter. Prepayment and repayment of the Loans will be subject to (i) an interest make-whole equal to 12 monthly interest payments less any payments made by the borrowers on account of interest prior to the date of such prepayment for any prepayments or repayments made during the first year of the Loans and (ii) an exit fee equal to US$6,484,600, provided that, with respect to any partial payment of the Loans, only the pro rata portion of such exit fee will be payable at the time of each such partial payment. The Loans and obligations under the Loan Agreement and other related loan documents will be secured by substantially all of the assets of the Company and each of its material subsidiaries.

The Loan Agreement also includes certain prepayment fees, a minimum cash requirement of the lesser of US$90,000,000 or the principal amount of the Loans, and various other representations, warranties, covenants and events of default customary for a financing of this nature. The Company intends to use the net proceeds from the Loans to (i) repay its existing senior secured debt in the principal amount of approximately US$101 million pursuant to its credit agreement, dated March 18, 2021 among, the Company and the other parties named therein (as amended, restated, supplemented or otherwise modified from time to time); (ii) for working capital and general corporate purposes; and (iii) to fund any potential future acquisitions.

In connection with the Loan Agreement, on the Loan Closing Date, the Company issued 18,705,577 common share purchase warrants of the Company (the “Loan Warrants”) to the Lenders. Each Loan Warrant will entitle the holder to acquire one common share of the Company (each, a “Common Share”) at an exercise price equal to US$1.30 per Common Share for a period of five years from the Loan Closing Date.

In connection with the Loan Transaction, on January 8, 2026, the Company entered into a registration rights agreement (the “Lender Registration Rights Agreement”) with the Lenders, pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the Common Shares underlying the Loan Warrants (the “Loan Warrant Shares”) within 30 days after the Loan Closing Date (the “Loan Filing Deadline”).

The foregoing descriptions of the Loan Agreement, the Lender Registration Rights Agreement and the Loan Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.

Exchange Agreement

On January 7, 2026, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with MMCAP International Inc. SPC (the “Investor”) pursuant to which, among other things, on January 8, 2026 (the “Exchange Closing Date”), the Investor delivered to the Company C$96,358,375 aggregate principal amount of senior unsecured convertible debentures of the Company maturing in May 2029 held by the Investor in exchange for (A) the Company issuing to the Investor (i) new senior unsecured convertible debentures of the Company with an aggregate principal amount of C$55,000,000 maturing on July 8, 2031 (the “Convertible Debentures”), (ii) 12,731,481 common share purchase warrants (the “Investor Warrants” and together with the Loan Warrants, the “Warrants”) of the Company, and (iii) 9,493,670 Common Shares (the “Exchange Shares”) and (B) a C$10,500,000 cash payment from the Company (collectively, the “Exchange Transaction” and together with the Loan Transaction, the “Transactions”). Each Investor Warrant will entitle the holder to acquire one Common Share at an exercise price equal to C$2.16 per Common Share and will expire on January 8, 2031. The Convertible Debentures will bear interest at a rate of 7.50% per annum, payable in semi-annual payments in cash, and will be convertible, at the option of the Investor, into Common Shares at a conversion price equal to C$1.83 per Common Share. The Convertible Debentures, the Common Shares underlying the Convertible Debenture (the “Debenture Shares”), the Warrants, the Loan Warrant Shares and the Common Shares underlying the Investor Warrants (the “Investor Warrant Shares”) are collectively referred to herein as the “Securities.” The Exchange Agreement includes standard representations, warranties and covenants of the Company and the Investor.

The Convertible Debentures will be subject to a forced conversion feature upon notice from the Company in the event that the average closing trading price of the Common Shares on the Toronto Stock Exchange exceeds C$2.75 for a period of 10 consecutive trading days.

In connection with the Exchange Transaction, on January 8, 2026, the Company entered into a registration rights agreement (the “Investor Registration Rights Agreement”) with the Investor, pursuant to which the Company agreed to file a registration statement with the SEC to register for resale the Exchange Shares, the Debenture Shares and the Investor Warrant Shares within three business days after the Exchange Closing Date.

The foregoing descriptions of the Convertible Debentures, the Investor Warrants, the Exchange Agreement and the Investor Registration Rights Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report as Exhibits 4.2, 4.3, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report under “Loan Agreement” and “Exchange Agreement” relating to the Loan Transaction and the Exchange Transaction, respectively, is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report under “Loan Agreement” and “Exchange Agreement” is incorporated by reference into this Item 3.02. The offer and sale of the Loans and the Securities were made in reliance on the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On January 8, 2026, the Company issued a press release (the “Press Release”) to announce the Transactions. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 8.01	Other Events.

Amendment to Arrangement Agreement with MTL Cannabis Corp.

As previously disclosed, on December 14, 2025, the Company entered into an arrangement agreement (the “Arrangement Agreement”) with MTL Cannabis Corp. (“MTL”) pursuant to which, among other things, the Company agreed to acquire all of the issued and outstanding common shares in the capital of MTL (the “MTL Shares”) by way of a plan of arrangement under the Canada Business Corporations Act (the “Arrangement”). The Plan of Arrangement attached as Schedule A to Arrangement Agreement (the “Original Plan of Arrangement”) provided, among other things, that, at the effective time of the Arrangement (the “Effective Time”), each outstanding MTL warrant (an “MTL Warrant”) that is in-the-money (an “MTL In-The-Money-Warrant”) would be deemed to be exercised on a cashless basis and surrendered and forfeited by the holder thereof to MTL (free and clear of any liens of any nature whatsoever), and would be exchanged for MTL Shares, having a fair market value equal to the amount by which the relevant MTL In-The-Money-Warrant is in the money, less any amounts withheld pursuant to the terms of the Arrangement.

On January 6, 2026, the Company and MTL entered into an Amending Agreement to the Arrangement Agreement, (the “Amendment”) which amended the Original Plan of Arrangement (the “Amended Plan of Arrangement”). The Amended Plan of Arrangement provides that, an MTL Warrant that is in-the-money will be deemed to be an MTL In-The-Money-Warrant if the holder duly delivers to MTL a written notice of cashless exercise two business days in advance of the effective date of the Arrangement (an “MTL Warrant Exercise Notice”), and, in the event that an MTL Warrant Exercise Notice is not duly delivered, such MTL Warrant will be deemed to be an out-of-the-money MTL Warrant (an “MTL Out-Of-The-Money Warrant”) and will be exchanged for a replacement warrant to purchase Common Shares on the same terms as replacement warrants will be granted to other holders of MTL Out-Of-The-Money Warrants in accordance with the Amended Plan of Arrangement. For greater certainty, an MTL In-The-Money Warrant for which an MTL Warrant Exercise Notice is duly delivered, will be treated as all MTL In-The-Money Warrants were treated under the Original Plan of Arrangement prior to the Amendment, as described in the preceding paragraph. Other than the foregoing, the Amended Plan of Arrangement is the same as the Original Plan of Arrangement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

4.1	Form of Loan Warrant Certificate
4.2	Convertible Debenture Certificate
4.3	Form of Investor Warrant Certificate
10.1	Loan and Guaranty Agreement, dated as of January 8, 2026, by and among the Company, as borrower, the subsidiaries of the Company party thereto as borrowers or guarantors, the parties identified therein as lenders, and JGB Collateral LLC, as administrative agent.
10.2	Registration Rights Agreement, dated as of January 8, 2026, by and between the Company and the Lenders
10.3	Exchange Agreement, dated as of January 7, 2026, by and between the Company and MMCAP International Inc. SPC
10.4	Registration Rights Agreement, dated as of January 8, 2026, by and between the Company and MMCAP International Inc. SPC
99.1	Press release, dated January 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ Thomas Stewart
Thomas Stewart
Chief Financial Officer

Date: January 8, 2026

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